Exhibit 23.1
Consent of Independent Registered Accounting Firm
Merge Healthcare Incorporated
Chicago, Illinois
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 15, 2011, relating to the consolidated financial statements and the effectiveness of Merge Healthcare Incorporated’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO USA, LLP
Chicago, Illinois
October 13, 2011